SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported)    December 30, 1998

                         Falcon Building Products, Inc.
               (Exact name of registrant as specified in charter)

            Delaware                1-13418              36-3931893
  (State or other jurisdiction  (Commission file no.)    (IRS employer
        of incorporation)                              identification no.)

          233 South Wacker Drive, Suite 3500, Chicago, Illinois  60606
             (Address of principal executive offices)   (Zip code)

     Registrant's telephone number, including area code     (312) 906-9700

                                 Not applicable
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.
     On December 30, 1998, Falcon Building Products, Inc. (the "Company") entered into an Option Agreement (the "Agreement") for the benefit of the Company's stockholders of record on the date of the Agreement (the "Holders") whereby the Company sold to the Holders, for the aggregate purchase price of $1,000,000 (the "Purchase Price"), an option (the "Option") to purchase all of the issued and outstanding capital stock of Mansfield Plumbing Products, Inc., a wholly owned subsidiary of the Company ("Mansfield"), exercisable by the Holders at any time on or prior to June 30, 1999. The exercise price of the Option will be determined by reference to Mansfield's enterprise value which the Board of Directors determined to be $80,000,000 after consulting with, and receiving an independent third-party valuation from, a qualified valuation and appraisal firm. The exercise price will equal Mansfield's enterprise value less the amount of indebtedness assumed or incurred by Mansfield, which has not yet been determined. It is currently anticipated that if the Option is exercised, the net cash proceeds received by the Company from the sale will be used to reduce indebtedness outstanding under its credit facility.
     The Board of Directors of the Company decided to implement the Option as a mechanism to permit the potential separation of the Mansfield business due to its belief that Mansfield's growth prospects and future strategic alternatives differ significantly from those of the Company's other principal operating subsidiaries.
     If the Holders elect to exercise the Option, the consummation of the sale of Mansfield would be subject to customary closing conditions, including the receipt of all necessary consents. No assurances can be given that the Holders will exercise the Option or that such consents will be received. Factors which could affect the Holders' decision to exercise the Option include, but are not limited to, Mansfield's operating performance and prospects, the level of indebtedness incurred or assumed by Mansfield and its ability to service such debt, and its capitalization.
     Forward-looking statements in this letter are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties, including but not limited to, those discussed above with respect to factors that may affect the decision whether to exercise the Option.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 12, 1999


                                      FALCON BUILDING PRODUCTS, INC.
                                      By: /s/  Sam A. Cottone
                                          -------------------
                                      Sam A. Cottone
                                      Executive Vice President and
                                         Chief Financial Officer



























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